UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2008

Peoples Community Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-29949	31-1686242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6100 West Chester Road

West Chester, Ohio 45069

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (513) 870-3530

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

Effective May 15, 2008, BKD, LLP (“BKD”) resigned as Peoples Community Bancorp, Inc.’s (the “Registrant”) independent registered public accounting firm.

BKD’s report on the Registrant’s financial statements for the fiscal year ended December 31, 2007 contained an explanatory paragraph indicating that there was substantial doubt as to the Registrant’s ability to continue as a going concern. Other than such statement, no report of BKD on the financial statements of the Registrant for either of the fiscal years ended December 31, 2007 or 2006 contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

During the Registrant’s two most recent fiscal years and up to the date of this Report (i) there have been no disagreements with BKD on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BKD, would have caused it to make reference to the subject matter of the disagreement in connection with its reports and (ii) BKD did not advise the Registrant of any of the events requiring reporting in this Current Report on Form 8-K under Item 304(a)(1) of Regulation S-K.

The Registrant provided to BKD the disclosure contained in this Form 8-K and requested BKD to furnish a letter addressed to the Commission stating whether it agrees with the statements made by the Registrant herein and, if not, stating the respects in which it does not agree. A copy of such letter is attached hereto as Exhibit 99.1.

The Registrant is currently interviewing suitable replacement firms and will announce the engagement of the new independent registered public accounting firm upon a decision by the Registrant.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Teresa A. O’Quinn, Chief Financial Officer and Executive Vice President for the Registrant, resigned from her position, effective May 13, 2008, citing personal reasons.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

Exhibit 99.1	Letter furnished by BKD, LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2008

PEOPLES COMMUNITY BANCORP, INC.

By:	/s/ JERRY D. WILLIAMS
Jerry D. Williams
President and Chief Executive Officer